Exhibit 99.7

Contract ID.: FT18659 Amendment No: 2 FORM OF TRANSPORTATION SERVICE AGREEMENT This Transportation Service Agreement (Agreement) is entered into by Great Lakes Gas Transmission Limited Partnership (Transporter) and ANR Pipeline Company (Shipper). WHEREAS, Shipper has requested Transporter to transport Gas on its behalf and Transporter represents that it is willing to transport Gas under the terms and conditions of this Agreement. NOW, THEREFORE, Transporter and Shipper agree that the terms below constitute the transportation service to be provided and the rights and obligations of Shipper and Transporter. 1. EFFECTIVE DATE: November 01, 2020 2. CONTRACT IDENTIFICATION: FT18659 3. RATE SCHEDULE: FT 4. SHIPPER TYPE: Other 5. STATE/PROVINCE OF INCORPORATION: Delaware 6. TERM: April 01,2017 to October 31,2021 Right of First Refusal: Regulatory (in accordance with Section 6.16 of the General Terms and Conditions of Transporter's FERC Gas Tariff) 7. EFFECT ON PREVIOUS CONTRACTS: This Agreement supersedes, cancels and terminates, as of the effective date stated above, the following contract(s): Service Agreement dated November 01, 2019 with Contract Identification FTI8659. 8. MAXIMUM DAILY QUANTITY (Dth/Day): Please see Appendix A for further detail. 9. RATES: Unless Shipper and Transporter have agreed to a rate other than the maximum rate, rates shall be Transporter's maximum rates and charges plus all applicable surcharges in effect from time to time under the applicable Rate Schedule (as stated above) on file with the Commission unless otherwise agreed to by the parties in writing. Provisions governing a Rate other than the maximum shall be set forth in this Paragraph 9.

Contract ID.: FT18659 Amendment No: 2 10. POINTS OF RECEIPT AND DELIVERY: The primary receipt and delivery points are set forth on Appendix A. 11. RELEASED CAPACITY: N/A 12. INCORPORATION OF TARIFF INTO AGREEMENT: This Agreement shall incorporate and in all respects be subject to the "General Terms and Conditions" and the applicable Rate Schedule (as stated above) set forth in Transporter's FERC Gas Tariff, Third Revised Volume No. 1, as may be revised from time to time. Transporter may file and seek Commission approval under Section 4 of the Natural Gas Act (NGA) at any time and from time to time to change any rates, charges or provisions set forth in the applicable Rate Schedule (as stated above) and the "General Terms and Conditions" in Transporter's FERC Gas Tariff, Third Revised Volume No. 1, and Transporter shall have the right to place such changes in effect in accordance with the NGA, and this Agreement shall be deemed to include such changes and any such changes which become. effective by operation of law and Commission Order, without prejudice to Shipper's right to protest the same. 13. MISCELLANEOUS: No waiver by either party to this Agreement of any one or more defaults by the other in the performance of this Agreement shall operate or be construed as a waiver of any continuing or future default(s), whether of a like or a different character. Any controversy between the parties arising under this Agreement and not resolved by the parties shall be determined in accordance with the laws of the State of Michigan. 14. OTHER PROVISIONS (As necessary): It is agreed that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Partner, agent, management official or employee of the Transporter or any director, officer or employee of any of the foregoing, for any obligation of the Transporter arising under this Agreement or for any claim based on such obligation and that the sole recourse of Shipper under this Agreement is limited to assets of the Transporter. Upon termination of this Agreement, Shipper's and Transporter's obligations to each other arising under this Agreement, prior to the date of termination, remain in effect and are not being terminated by any provision of this Agreement.

Contract ID.: FT18659 Amendment No: 2 15. NOTICES AND COMMUNICATIONS: All notices and communications with respect to this Agreement shall be in writing by mail, e-mail, or other means as agreed to by the parties, and sent to the addresses stated below or to any other such address(es) as may be designated in writing by mail, e-mail, or other means similarly agreed to: ADMINISTRATIVE MATTERS: Great Lakes Gas Transmission Limited Partnership Commercial Operations 700 Louisiana Street, Suite 700 Houston, TX 77002-2700 ANR Pipeline Company 700 Louisiana St., Suite 700 Houston, TX 77002-2700 Attn: Colin Lindley AGREED TO BY: GREAT LAKES GAS TRANSMISSION ANR Pipeline Company LIMITED PARTNERSHIP By: Great Lakes Gas Transmission Company By: Kay Dennison By: Jon Hawe Title: Director, Transportation Accounting and Contracts Title: Director, Short Team Marketing

APPENDIX A CONTRACT IDENTIFICATION: FT18659 Date: November 01,2020 Supersedes Appendix Dated: November 01,2019 Shipper: ANR Pipeline Company Maximum Daily Quantity (Dth/Day) per Location: Point(s) of Primary Receipt Point(s) of Primary Delivery Begin Date End Date DEWARD RECEIPT FARWELL DELIVERY 4/1/2017 10/31/2017 0 DEWARD RECEIPT FARWELL DELIVERY 202,464 11/1/2017 3/31/2018 DEWARD RECEIPT FARWELL DELIVERY 4/1/2018 10/31/2018 0 DEWARD RECEIPT FARWELL DELIVERY 11/1/2018 3/31/2019 202,464 DEWARD RECEIPT FARWELL DELIVERY 4/1/2019 10/31/2019 0 DEWARD RECEIPT FARWELL DELIVERY 11/1/2019 3/31/2020 202,464 DEWARD RECEIPT FARWELL DELIVERY 4/1/2020 10/31/2020 0 DEWARD RECEIPT FARWELL DELIVERY 11/1/2020 3/31/2021 202,464 DEWARD RECEIPT FARWELL DELIVERY 4/1/2021 10/31/2021 0 SOUTH CHESTER RECEIPT 11/1/2017 3/31/2018 115,771

SOUTH CHESTER RECEIPT 11/1/2018 3/31/2019 115,771 SOUTH CHESTER RECEIPT 11/1/2019 3/31/2020 115,771 SOUTH CHESTER RECEIPT 115,771 11/1/2020 3/31/2021